UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2014, MusclePharm Corporation, a Nevada corporation (the “Company”), entered into employment agreements with certain of its executive officers including Donald Prosser (“Prosser”) and James Greenwell (“Greenwell”), as well as entered into amendments to the employment contracts of certain of its executive officers including Brad Pyatt (“Pyatt”) and Richard Estalella (“Estalella”).

Pursuant to Prosser’s employment contract (the “Prosser Agreement”), Prosser shall serve as the Company’s Chief Financial Officer until December 31, 2015 (the “Prosser Term”) during which time Prosser shall report to the Company’s President. In consideration of Prosser’s performance of his duties during the Prosser Term, Prosser is to receive an initial base salary of $275,000 per year (“Prosser Base Salary”), with any increases to such Prosser Base Salary during the Prosser Term to be determined at the discretion of the Company and the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). Prosser is also eligible to receive an annual performance bonus based on certain goals and performance levels established by the Company and the Committee, in an amount not to exceed $225,000 per year. Prosser is also entitled to receive, at the discretion and review of the Committee, shares of the Company’s common stock in the amounts and pursuant to the terms as established by the Committee.

Pursuant to Greenwell’s employment contract (the “Greenwell Agreement”), Greenwell shall serve as the Company’s Chief Operating Officer until December 31, 2016 (the “Greenwell Term”) during which time Greenwell shall report to the Company’s President. In consideration of Greenwell’s performance of his duties during the Greenwell Term, Greenwell is to receive an initial base salary of $275,000 per year (“Greenwell Base Salary”), with any increases to such Greenwell Base Salary during the Greenwell Term to be determined at the discretion of the Company and the Committee. Greenwell is also eligible to receive an annual performance bonus based on certain goals and performance levels established by the Company and the Committee, in an amount not to exceed $300,000 per year. Greenwell is also entitled to receive, at the discretion and review of the Committee, shares of the Company’s common stock in the amounts and pursuant to the terms as established by the Committee.

Pyatt’s employment contract was amended to extend the term of such agreement to December 31, 2018.

Estalella’s employment contract was amended as follows:

•	Estalella’s title and responsibilities were amended to reflect his current role as the Company’s President;
•	The term of such contract was extended to December 31, 2018;
•	Base Salary was increased to $300,000 per year and bonus eligibility was increased to $325,000 per year; and
•	Certain severance and termination provisions were amended.

The above description of the Prosser Agreement and the Greenwell Agreement does not purport to be complete and is qualified in its entirety by the full text of such documents, which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated July 28, 2014, between MusclePharm Corporation and Donald Prosser.
10.2	Employment Agreement, dated July 28, 2014, between MusclePharm Corporation and James Greenwell.
10.3	Amended Employment Agreement, dated July 28, 2014, between MusclePharm Corporation and Brad Pyatt.
10.4	Amended Employment Agreement, dated July 28, 2014, between MusclePharm Corporation and Richard Estalella.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: August 1, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President